UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2012

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 18, 2012, the Annual Meeting of Shareholders of Valley National Bancorp (the “Company”) was held. A total of 154,698,732 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:

Proposal #1 – Voted on the election of 17 persons, named in the Proxy Statement, to serve as directors of the Company for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Withheld” and the number of broker non-votes. There were no abstentions with respect to the election of directors.

	Number of Votes
Name	For	Withheld	Broker Non-Votes
Andrew B. Abramson	105,872,637	3,747,612	45,078,483
Peter J. Baum	107,344,498	2,275,751	45,078,483
Pamela R. Bronander	106,729,278	2,890,971	45,078,483
Peter Crocitto	106,255,159	3,365,090	45,078,483
Eric P. Edelstein	106,650,528	2,969,721	45,078,483
Alan D. Eskow	101,629,041	7,991,208	45,078,483
Mary J. Steele Guilfoile	102,083,223	7,537,026	45,078,483
Graham O. Jones	102,268,325	7,351,924	45,078,483
Walter H. Jones, III	102,146,362	7,473,887	45,078,483
Gerald Korde	101,704,734	7,915,515	45,078,483
Michael L. LaRusso	106,747,996	2,872,253	45,078,483
Marc J. Lenner	107,290,300	2,329,949	45,078,483
Gerald H. Lipkin	105,577,173	4,043,076	45,078,483
Barnett Rukin	105,898,393	3,721,856	45,078,483
Suresh L. Sani	106,608,966	3,011,283	45,078,483
Robert C. Soldoveri	102,698,907	6,921,342	45,078,483
Jeffrey S. Wilks	101,673,058	7,947,191	45,078,483

Proposal #2 – Approved, on a non-binding basis, the compensation of the Company’s named executive officers as determined by the Compensation and Human Resources Committee.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	98,629,265
Against	7,804,479
Abstained	3,186,505
Broker Non-Votes	45,078,483

Proposal #3 – Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	152,322,460
Against	1,433,513
Abstained	942,759
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2012		VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President and
Chief Financial Officer